Exhibit 99.1


PRESS RELEASE


February 21, 2003


TO:  Various Media

FR:  Lynn B. Fuller
     Chairman, President & CEO
     Heartland Financial USA, Inc.
     Dubuque, IA 52001 (563) 589-2105

     John K. Schmidt
     Executive Vice President & CFO

RE:  New Bank Charter


               HEARTLAND JOINS WITH NEW INVESTORS
                    TO FORM NEW ARIZONA BANK

(Dubuque, IA) - Heartland Financial USA, Inc. (HTLF-OTC BB) and William F. Frank, a long-time Arizona banking executive, today announced that an application will be filed soon with the Arizona State Department of Banking to charter a new bank. Frank is the head of a group of Arizona business leaders, many of whom have substantial community banking experience, that has joined with Heartland in this project. The new bank, to be known as Arizona Bank & Trust, is scheduled to open its first office in the East Valley of Phoenix in July.

"Speaking for the investor group, I am delighted to have the support and involvement of Heartland," Frank said. "Its banking philosophy and community emphasis fit exactly with our views. Additionally, Heartland's management believes strongly in local decision-making and local services. For these reasons, we are happy to join with Heartland in bringing the best of community banking to the East Valley area."

The new charter is subject to approval of state banking regulators as well as that of the Federal Deposit Insurance
Corporation and the Federal Reserve Bank.

"In the midst of consolidation in the banking industry, a new trend is emerging," stated Lynn B. Fuller, Heartland Chairman. "Applications for new community bank charters are on the rise in several states," Fuller said. "Heartland's long-term strategy is to continue its evolution as a financial services company through the development of a consortium of highly profitable community banks. A careful study of the East Valley area has been undertaken, and it is clear this is an ideal market for community banking," Fuller added.

Heartland is a $1.8-billion financial services company with six banks in Iowa, Illinois, Wisconsin and New Mexico. Other subsidiaries include: ULTEA, Inc., a fleet leasing company with offices in Madison and Milwaukee, Wisconsin; and Citizens Finance Co., a consumer finance company operating in Iowa, Wisconsin and Illinois.


                          ******

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forwarding-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will would, could, should, or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of future terrorist attacks and threats or acts of war and the response of the United States to any such attacks or threats;
(iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business;
(iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending;
(ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies or practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.